Exhibit xxi
FIRST AMENDMENT TO
CAMCO FINANCIAL CORPORATION
2002 EQUITY INCENTIVE PLAN
     This First Amendment to the Camco Financial Corporation 2002 Equity Incentive Plan (“Plan”) is effective as of this 30th day of December, 2008.
RECITALS
     WHEREAS, Camco Financial Corporation, a Delaware corporation (the “Company”), previously adopted the Plan; and
     WHEREAS, the Company may amend the Plan from time to time without the consent of Participants (as defined in the Plan); and
     WHEREAS, the Company desires to amend the Plan for the purpose of complying with Section 409A of the Internal Revenue Code.
AMENDMENT
     NOW, THEREFORE, the Company hereby amends the Plan as follows:
1.	Section 1.8(iii) of the Plan is hereby deleted in its entirety and is replaced with the following
(iii) If the Common Shares are not actively traded on an national securities exchange or quoted on The Nasdaq Stock Market, the Fair Market Value of an Incentive Stock Option shall be as determined by the Committee.
2.	New Section 1.8(iv) is hereby added to the Plan as follows:
(iv) If the Common Shares are not readily tradable on an established securities exchange (within the meaning of Section 409A of the Code), the Fair Market Value of a Nonqualified Stock Option shall be determined by the Committee, through the reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, that satisfies the requirements of Section 409A of the Code.
3.	Article XII of the Plan is hereby amended by adding the following sentence to the end thereof:

Any adjustment pursuant to this Article XII shall be made in accordance with the requirements of Section 409A of the Code, to the extent applicable.
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     IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed by its duly authorized officer effective as of the date first set forth above.

CAMCO FINANCIAL CORPORATION

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